UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 4, 2008 (May 29, 2008)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2008, after the recommendation of the compensation committee of the Board of Directors of NeurogesX, Inc. (the “Company”), the Board of Directors approved the 2008 NeurogesX, Inc. Bonus Plan (the “Bonus Plan”). The Bonus Plan covers all Company employees subject to certain eligibility requirements, including the Company’s named executive officers (as defined in rule 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission).

Under the Bonus Plan, the target bonus for the Chief Executive Officer is 32.5% of his base salary, the target bonus for individuals at the Senior Vice President level is 25% of the individual’s base salary and the target bonus for individuals at the Vice President level is 20% of the individual’s base salary.

The amount of the 2008 target bonus to be paid to the Chief Executive Officer, each Senior Vice President and each Vice President will be determined solely on the basis of achievement of corporate goals in 2008. These goals include certain clinical development milestones as well as operational, corporate partnering and financial goals.

Item 8.01	Other Events.

On June 3, 2008, the Company issued a press release entitled “Neurogesx Opens Investigational New Drug Application for Capsaicin Liquid Formulation NGX-1998.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents of such release are hereby incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Press Release dated as of June 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: June 4, 2008	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Chief Financial Officer